Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 11, 2011, with respect to the financial statements of CyDex Pharmaceuticals, Inc. included in the Current Report of Ligand Pharmaceuticals Incorporated on Form 8-K/A dated April 11, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statements of Ligand Pharmaceuticals Incorporated on Forms S-8 (File No. 333-160132, effective June 22, 2009 and File No. 333-131029, effective June 18, 2007).

/s/ GRANT THORNTON LLP

Kansas City, Missouri

April 11, 2011